EXHIBIT 24

VECTREN CORPORATION
LIMITED POWER OF ATTORNEY
(To Sign and File Registration Statement)

          The undersigned director and/or officer of VECTREN CORPORATION, an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of RONALD E. CHRISTIAN and JEROME A. BENKERT, JR., and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of additional shares of common stock of the Company, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 7th day of September, 2011.

/s/ Carl L. Chapman	/s/ James H. DeGraffenreidt, Jr.

Carl L. Chapman	James H. DeGraffenreidt, Jr.

/s/ Niel C. Ellerbrook	/s/ John D. Engelbrecht

Niel C. Ellerbrook	John D. Engelbrecht

/s/ Anton H. George	/s/ Martin C. Jischke

Anton H. George	Martin C. Jischke

/s/ Robert G. Jones	/s/ William G. Mays

Robert G. Jones	William G. Mays

/s/ J. Timothy McGinley	/s/ R. Daniel Sadlier

J. Timothy McGinley	R. Daniel Sadlier

/s/ Michael L. Smith	/s/ Jean L. Wojtowicz

Michael L. Smith	Jean L. Wojtowicz

STATE OF Indiana	)
) SS:
COUNTY OF Vanderburgh	)

          Before me, a notary public, in and for said County and State personally appeared Carl L. Chapman, James H. DeGraffenreidt, Jr., Niel C. Ellerbrook, John D. Engelbrecht, Anton H. George, Martin C. Jischke, Robert G. Jones, William G. Mays, J. Timothy McGinley, R. Daniel Sadlier, Michael L. Smith and Jean L. Wojtowicz, who executed the above and foregoing Limited Power of Attorney on September 7, 2011.

          Witness my hand and Notarial Seal this 7th day of September, 2011.

Notary Public

/s/ Mary Etta Smith

My Commission Expires: July 4, 2014

Residing in Vanderburgh County